Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	State or Country of Incorporation
620 Eighth (NY) BOC-17 LLC	Delaware
620 Eighth GP NYT (NY) LLC	Delaware
620 Eighth Lender NYT (NY) Limited Partnership	Delaware
620 Eighth NYT (NY) Limited Partnership	Delaware
Agro Adriatic 17-17 B.V.	Netherlands
Agro LDCII d.o.o.	Croatia
Agro Zagreb 17-13 B.V.	The Netherlands
AIRLIQ (TX) LLC	Delaware
Airliq II (IL) LLC	Delaware
Alamo WPC Storage (TX) LLC	Delaware
American GL Cathedral Storage 17 (CA) LLC	Delaware
American GL Pearl Storage 17 (HI) LLC	Delaware
American JH Storage 17 (Multi) LLC	Delaware
American Subsequent Storage 17 (Multi) LLC	Delaware
American WPC Storage (Multi) LLC	Delaware
Ang (Multi) LLC	Delaware
Ang II (Multi) LLC	Delaware
Ang III (Multi) LLC	Delaware
Araxos Sp. Z.o.o.	Poland
Asia FT 1 LLC	Delaware
Bak Central Storage 17 (CA) LLC	Delaware
Bak North Storage 17 (CA) LLC	Delaware
Bak South Storage 17 (CA) LLC	Delaware
Basque 17-11 B.V.	Netherlands
Bear T (OH) LLC	Delaware
Beaumont Storage 17 (CA) LLC	Delaware
BG Cold (GA) LLC	Delaware
BG Ground Terminal (CA) LLC	Delaware
BG Terminal (CA) LLC	Delaware
BG Terminal Investor (CA) LLC	Delaware
Bohr Bolt (OH) LLC	Delaware
Bohr Bolt II (OH) LLC	Delaware
Borrego Storage 17 (CA) LLC	Delaware
Bplast 17 Member (DE) LLC	Delaware
Bplast Expansion Landlord (IN) LLC	Delaware
Bplast Expansion Member (IN) 17 LLC	Delaware
Bplast Landlord (DE) LLC	Delaware
Bplast Two Landlord (IN) LLC	Delaware
Bplast Two Member (IN) 17 LLC	Delaware
Breof BNK3Q Independence LP	Delaware
Breof BNK3Q Memorial LP	Delaware
Cantina 17 Landlord (IL) LLC	Delaware
Cantina 17 Manager (IL) LLC	Delaware
Carey 17 Harmon LLC	Delaware
Carey 17 ORL (LLC)	Delaware
Carey 17 Wlgrn LLC	Delaware
Cathedral City Storage 17 (CA) LLC	Delaware
Conduit B.V.	Netherlands
CP GAL Plainfield, LLC	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	State or Country of Incorporation
CPA 17 International Holding and Financing LLC	Delaware
CPA 17 Pan-European Holding Cooperatif UA	Netherlands
CPA®:17 Limited Partnership	Delaware
CPA®:17 Paying Agent LLC	Delaware
CQ Landlord (MI) LLC	Delaware
CQ Landlord (Multi) LLC	Delaware
CQ Mezz Manager (Multi) LLC	Delaware
DECE Trgovacki Centar Delnice D.o.o.	Croatia
DG (Multi) Parent 1 LLC	Delaware
DG (Multi) Parent 2 LLC	Delaware
DG Chesterfield (VA) 8 Landlord LLC	Delaware
DG Choudrant (LA) 3 Landlord LLC	Delaware
DG Danville (VA) 3 Landlord LLC	Delaware
DG Disputanta (VA) 7 Landlord LLC	Delaware
DG Fayette (NC) 1 Landlord LLC	Delaware
DG Gardner (LA) 5 Landlord LLC	Delaware
DG Hopewell (VA) 6 Landlord LLC	Delaware
DG Hotsprings (VA) 4 Landlord LLC	Delaware
DG Mangham (LA) 4 Landlord LLC	Delaware
DG Mt Hermon (LA) 2 Landlord LLC	Delaware
DG Oceanbeach (NC) 2 Landlord LLC	Delaware
DG Richwood (LA) 1 Landlord LLC	Delaware
DG Vass (NC) 5 Landlord LLC	Delaware
East Peoria Storage 17 (IL) LLC	Delaware
Eros 17-10 B.V.	Netherlands
Eros II Basque 17-15 B.V.	The Netherlands
Eros II Spain 17-16 B.V.	The Netherlands
Euroviba Spansko d.o.o.	Croatia
FAS (MS) LLC	Delaware
FIS (MI) LLC	Delaware
Flagland Spain, S.L.	Spain
Flan 1 (IL) LLC	Delaware
Flan 4 (Multi) LLC	Delaware
Flan Hud (NY) LLC	Delaware
Flex (NE) LLC	Delaware
Flex Member (NE) LLC	Delaware
Forest Hills Storage 17 (IL) LLC	Delaware
Foxborough Storage 17 (CA) LLC	Delaware
FRO Man Member 17 (NC) LLC	Delaware
FRO Spin (NC) LLC	Delaware
Fuel Invest 17-23 BV	Netherlands
Further Agro Adriatic d.o.o.	Croatia
Goldyard S.L.	Spain
Gorzow Beaver 17-3 BV	Netherlands
Granite Landlord (GA) LLC	Delaware
Health Landlord (MN) LLC	Delaware
Hegyal Logisztikai Szolgaltato KFT	Hungary
Hesperia Storage 17 (CA) LLC	Delaware
HF Landlord (SC) LLC	Delaware
HF Member (SC) LLC	Delaware
Hillsboro Hotel Landlord LLC	Delaware
Hillsboro Hotel Operator TRS, Inc.	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	State or Country of Incorporation
Icall BTS (VA) LLC	Delaware
INGESCORP 2008, S.L.	Spain
Iod (AZ) LLC	Delaware
JPTampa (FL) LLC	Delaware
JPTampa Management (FL) LLC	Delaware
KRO (IL) LLC	Delaware
Lake Street Storage 17 (HI) LLC	Delaware
Laurken (IL) LLC	Delaware
Loznica D.o.o	Croatia
LT Fit (AZ-MD) LLC	Delaware
M DUE	Italy
Madde Investment Sp.z.o.o.	Poland
M-Due (Italian REIT)	Italy
Merge (WI) LLC	Delaware
Mill Storage 17 (CA) LLC	Delaware
Morisek Hoffman (IL) LLC	Delaware
MSEMI (CA) LLC	Delaware
Navinc (IL) LLC	Delaware
Northwest Storage 17 (IL) LLC	Delaware
Nusselt (WI) LLC	Delaware
ORL 17-LB (FL) LLC	Delaware
Peoria Storage 17 (IL) LLC	Delaware
PILLS 17-12 B.V.	Netherlands
Pole Landlord (LA-TX) LLC	Delaware
Poplar d.o.o.	Croatia
POZE Trgocackhi Centar Pozega D.o.o.	Croatia
SAF (NJ) LLC	Delaware
SP Label (TN) LLC	Delaware
Stocksanden	Spain
Sunpro (KY) LLC	Kentucky
TDG Cold 17-14 B.V.	The Netherlands
Tech (GER) 17-1 BV	Netherlands
Tech Landlord (GER) LLC	Delaware
Tehnika Nekretnine d.o.o.	Croatia
Tehnika Samobor d.o.o.	Croatia
Tehnika Sopot d.o.o.	Croatia
Tele Madrid 17-18 BV	Netherlands
Townline Storage 17 (IL) LLC	Delaware
TS3 Landlord (TN) LLC	Delaware
TSO-Hungary KFT	Hungary
USO Landlord (TX) LLC	Delaware
WCQUAD (CO) LLC	Delaware
Wgn (GER) LLC	Delaware
Wlgrn (NV) LLC	Delaware
WPC 17-19 BV	Netherlands
WPC 17-20 BV	Netherlands
WPC 17-9 BV	Netherlands